Filed Pursuant to Rule 424(b)(3) and (c)
Registration No. 333-109605

PROSPECTUS SUPPLEMENT NO. 2 DATED JANUARY 5, 2004

TO

PROSPECTUS DATED OCTOBER 8, 2003

SILVERADO GOLD MINES LTD.

23,500,000 Shares of Common Stock

This Prospectus Supplement No. 2 dated January 5, 2004 (the "Prospectus Supplement") supplements our prospectus dated October 8, 2003, as amended, (the "Prospectus") relating to the public offering and sale of up to 23,500,000 shares of our common stock held by the selling shareholders named in the Prospectus and that can be issued to the selling shareholders upon the exercise of share purchase warrants held by the selling shareholders. The information in this Prospectus Supplement concerning the warrant exercise price of the warrants held by the selling shareholders supersedes in part the information set forth under the captions “Use of Proceeds” and “Selling Shareholders”.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including any amendment or supplement thereto. The information contained in the Prospectus and this Prospectus Supplement is accurate only as of the date of the Prospectus and this Prospectus Supplement, respectively. This Prospectus Supplement is qualified by reference to the Prospectus except to the extent that information herein contained supersedes the information contained in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares offered through this prospectus by the selling shareholders. All proceeds from the sale of the shares will be for the account of the selling shareholders, as described below. See “Selling Shareholders” and “Plan of Distribution”.

However, as described below under “Selling Shareholders”, 11,750,000 of the shares covered by this prospectus are issuable only upon exercise of share purchase warrants held by the selling shareholders. These warrants have been exercised at an exercise price of $0.075 per share for an aggregate warrant exercise price of $881,250, as described below under “Selling Shareholders”.

SELLING SHAREHOLDERS

The selling shareholders named in this Prospectus are offering all of the 23,500,000 common shares offered through this Prospectus. In August and September 2003, we entered into subscription agreements with each of the selling shareholders named below whereby we sold to the selling shareholders an aggregate of 11,750,000 common shares and 11,750,000 share purchase warrants. The shares and share purchase warrants were issued to the selling shareholders in reliance of the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act. Each share purchase warrant originally entitled the selling shareholder to purchase one additional common share at a price of $0.20 per share for a period expiring on the one year anniversary of the date on which the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission. The warrant exercise price was subsequently reduced to $0.075 per share, subject to the selling shareholder exercising their warrants by December 31, 2003. We agreed in connection with the private placement transactions to register all shares issuable in the transactions including the shares issued on closing and the shares issuable upon exercise of share purchase warrants. The shares purchased by the selling shareholders and the shares issuable upon exercise of the share purchase warrants are the shares whose resale is qualified by this prospectus and the registration statement of which this prospectus forms a part.

We have entered into warrant exercise agreements with each of the selling shareholders holding an aggregate of 11,750,000 share purchase warrants whereby we agreed that the selling shareholders would be entitled to exercise their share purchase warrants at a reduced exercise price of $0.075 per share, provided the selling shareholder exercised their share purchase warrants by December 31, 2003. Upon exercise by any of the selling shareholders of their share purchase warrants in accordance with the warrant exercise agreements, we agreed to issue to the selling shareholder additional warrants to purchase a number of our common shares equal to the number of share purchase warrants exercised, which additional warrants will be exercisable for a period from the date of issue to January 10, 2005 at an exercise price, subject to adjustment, of $0.20 US per share (the “Replacement Warrants”). Notwithstanding the exercise price of the Replacement Warrants, we have agreed that the selling shareholders will be entitled to exercise the Replacement Warrants at a reduced exercise price of $0.075 per share, provided that:

(a)	in aggregate, a total of 5,000,000 of the Replacement Warrants are exercised by selling shareholders on or before January 10, 2004;

(b)
in the event that, in aggregate, more than 5,000,000 of the Replacement Warrants are exercised on or before January 10, 2004, then the number of Replacement Warrants deemed exercised by each selling shareholder exercising their Replacement Warrants will be reduced according to the following formula such that in aggregate 5,000,000 Replacement Warrants will have been exercised:

Number of Replacement		5,000,000 x	[Number of Replacement
Warrants Deemed	=		Warrants Exercised a
Exercised by a Selling			Selling Shareholder]
Shareholder

[Aggregate Number of Replacement
Warrants Exercised]

In the event the Replacement Warrants are exercised at the reduced exercise price of $0.075 per share on or before January 10, 2004 in accordance with warrant exercise agreements, we will:

(a)
issue to each selling shareholder who has exercised their Replacement Warrants additional warrants to purchase an additional number shares of the Company equal to the number of Replacement Warrants exercised, which additional warrants will be exercisable for a period from the date of issue to January 10, 2005 at an exercise price, subject to adjustment, of $0.20 US per share (the “Additional Replacement Warrants”). In aggregate, a total of 5,000,000 additional warrants would be issued to the selling shareholders exercising their Replacement Warrants; and

(b)	undertake to expeditiously register:

(i)
the resale of the shares issued to the selling shareholders upon exercise of the Replacement Warrants by the selling shareholders (the “Replacement Warrant Shares”). In aggregate, a total of 5,000,000 Replacement Warrant Shares issued upon exercise of the Replacement Warrants would be included on the registration statement;

(ii)
the resale of the shares issuable to the selling shareholders upon exercise of the Additional Replacement Warrants (the “Investor Additional Replacement Warrant Shares”). In aggregate, a total of 5,000,000 Investor Additional Replacement Warrant Shares would be included on the registration statement; and

(iii)
the resale of the shares issuable upon the balance of the unexercised Replacement Warrants. In aggregate, a total of 6,750,000 shares issuable upon exercise of the unexercised Replacement Warrants would be included on the registration statement;

by the filing of a registration statement on Form SB-2, or any other eligible form, with the Securities Exchange Commission pursuant to the 1933 Act (the “Additional Registration Statement”). We will pay all required expenses and fees in connection with the preparation and filing of the Additional Registration Statement. We will be entitled to include additional shares and warrant shares held by other investors on the Additional Registration Statement. The Additional Registration Statement would be filed with the Securities and Exchange Commission no later than 60 days from the date of the completion of the exercise of the aggregate of 5,000,000 Replacement Warrants in accordance with warrant exercise agreements by the selling shareholders.

Attached to this Prospectus Supplement is the form of warrant exercise agreement entered into between us and selling shareholders holding in aggregate 11,750,000 share purchase warrants. As of December 31, 2003, selling shareholders holding an aggregate of 11,750,000 share purchase warrants had exercised their share purchase warrants pursuant to the warrant exercise agreements. We received aggregate proceeds of $881,250 pursuant to these warrant exercises and have issued an additional 11,750,000 shares and 11,750,000 Replacement Warrants in accordance with the terms of the share purchase warrants and the warrant exercise agreements.

FORM OF WARRANT EXERCISE AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

WARRANT EXERCISE AGREEMENT

SILVERADO GOLD MINES LTD.

WARRANT EXERCISE AGREEMENT (the “Agreement”) made as of this _____ day of December, 2003 between Silverado Gold Mines Ltd., a British Columbia company with its corporate office at Suite 505, 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3 (the "Company") and the undersigned (the "Investor").

WHEREAS:

A.
The Company sold an aggregate of 11,750,000 units (the “Units”) at a price of $0.10 US per Unit pursuant to Rule 506 of Regulation D of the United States Securities Act of 1933 (the “1933 Act”) and applicable state securities laws (the "Offering"). Each Unit was comprised of one common share of the Company (each a “Share”) and one share purchase warrant (each a “Warrant”). Each Warrant entitles the investor to purchase one additional common share of the Company for a one year period from the closing of the Offering at an exercise price, subject to adjustment, of $0.20 US per share.

B.	The Investor is an “accredited investor”, as defined in Rule 501 of Regulation D of the 1933 Act.

C.
The Investor purchased the number of units set forth on the signature page to this Agreement (the “Investor Units”) consisting of a corresponding number of shares (the “Investor Shares”) and a corresponding number of share purchase warrants (the “Investor Warrants”) pursuant to the Offering.

D.
The Company has filed a registration statement on Form SB-2 pursuant to the 1933 Act in order to qualify the resale by the Investor of the Investor Shares and the shares issuable upon exercise of the Investor Warrants (the “Investor Warrant Shares”), which registration statement was declared effective by the Securities and Exchange Commission on October 20, 2003.

E.	The Investor has agreed to exercise the Investor Warrants at a reduced exercise price on the terms and subject to the conditions of this Warrant Exercise Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	EXERCISE OF INVESTOR WARRANTS

1.1	Subject to the terms and conditions hereinafter set forth, the exercise price of the Investor Warrants is hereby reduced to $0.075 per share provided that:

(a) the Investor Warrants are exercised on or before January 1, 2004; and

	(b)	the Investor will be entitled to exercise all or any portion of the Investor Warrants.

Any Investor Warrants that are not exercised by January 1, 2004 in the manner contemplated by this Section 1.1 will remain exercisable at the price of $0.20 per share.

1.2
Upon exercise of the Investor Warrants by the Investor in accordance with Section 1.1, the Company will deliver to the Investor certificates representing the Investor Warrant Shares forthwith upon receipt of the exercise price for the Investor Warrant Shares.

1.3
Upon exercise of the Investor Warrants in accordance with Section 1.1 by the Investor, the Company hereby agrees to issue to the Investor additional warrants to purchase a number of shares of the Company equal to the number of Investor Warrants exercised, which additional warrants will be exercisable for a period from the date of this Agreement to January 10, 2005 at an exercise price, subject to adjustment, of $0.20 US per share (the “Investor Replacement Warrants”). The Investor Replacement Warrants will be in the form attached hereto as Schedule A. The Investor acknowledges that the Company may enter into additional warrant exercise agreements with investors in the Offering whereby the Company may grant additional replacement warrants on the equivalent terms to the Investor Replacement Warrants to be issued by the Company pursuant to this Agreement (these additional replacement warrants, together with the Investor Replacement Warrants, are referred to collectively as the “Replacement Warrants”).

1.4
Notwithstanding the exercise price of the Investor Replacement Warrants, the Company agrees that the Investor will be entitled to exercise the Investor Replacement Warrants at a reduced exercise price of $0.075 per share, provided that:

	(a)	the Investor Replacement Warrants are exercised on or before January 10, 2004;

(b)
in aggregate, a total of 5,000,000 of the Replacement Warrants are exercised by investors in the Offering, including the Investor Replacement Warrants exercised by the Investor, on or before January 10, 2004;

(c)
in the event that, in aggregate, more than 5,000,000 of the Replacement Warrants are exercised on or before January 10, 2004, then the number of Investor Replacement Warrants deemed exercised by the Investor will be reduced according to the following formula such that in aggregate 5,000,000 Replacement Warrants will have been exercised:

Number of Investor Replacement		5,000,000 x	[Number of Investor Replacement
Warrants Deemed	=		Warrants Exercised by Investor]
Exercised by the Investor

[Aggregate Number of Replacement
Warrants Exercised]

1.5
In the event the Investor Replacement Warrants are exercised at the reduced exercise price of $0.075 per share on or before January 10, 2004 in accordance with Section 1.4 of this Agreement, the Company will:

(a)
issue to the Investor additional warrants to purchase an additional number shares of the Company equal to the number of Investor Replacement Warrants exercised pursuant to Section 1.4 of this Agreement, which additional warrants will be exercisable for a period from the date of issue to January 10, 2005 at an exercise price, subject to adjustment, of $0.20 US per share (the “Investor Additional Replacement Warrants”). In aggregate, a total of 5,000,000 additional warrants will be issued to the investors exercising their Replacement Warrants, as contemplated in Section 1.4, including the Investor Additional

Replacement Warrants (together, the “Additional Replacement Warrants”). The Investor Additional Replacement Warrants will be in the form attached hereto as Schedule B; and

	(b)	undertake to expeditiously register the resale of:

(i)
the resale of the shares issued to the Investor upon exercise of the Investor Replacement Warrants in accordance with Section 1.4 of this Agreement (the “Investor Replacement Warrant Shares”). In aggregate, a total of 5,000,000 shares issued upon exercise of the Replacement Warrants, including the Investor Replacement Warrant Shares held by the Investor, will be included on the registration statement;

(ii)
the resale of the shares issuable to the Investor upon exercise of the Investor Additional Replacement Warrants (the “Investor Additional Replacement Warrant Shares”). In aggregate, a total of 5,000,000 shares issuable upon exercise of the Additional Replacement Warrants will be included on the registration statement; and

(iii) the resale of the shares issuable upon the balance of the unexercised Investor Replacement Warrants. In aggregate, a total of 6,750,000 shares issuable upon exercise of the unexercised Replacement Warrants will be included on the registration statement;

by the filing of a registration statement on Form SB-2, or any other eligible form, with the Securities Exchange Commission pursuant to the 1933 Act (the “Additional Registration Statement”). The Company will pay all required expenses and fees in connection with the preparation and filing of the Additional Registration Statement. The Investor agrees that, without limitation, the Company may exercise additional shares and warrant shares held by other investors on the Additional Registration Statement. The Additional Registration Statement will be filed with the Securities and Exchange Commission no later than 60 days from the date of the completion of the exercise of the aggregate of 5,000,000 Replacement Warrants in accordance with Section 1.4 of this Agreement.

1.6
Limitation on Exercise. Notwithstanding the provisions of this Agreement, the Investor Warrants, the Investor Replacement Warrants or the Investor Additional Replacement Warrants, in no event (except (i) as specifically provided in this Agreement as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock, or (iii) at the Investor’s option, on at least sixty-five (65) days’ advance written notice from the Investor) shall the Investor be entitled to exercise the Investor Replacement Warrants or the Investor Additional Replacement Warrants, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of the Investor Replacement Warrants or the Investor Additional Replacement Warrants to the extent that after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Investor and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Investor Replacement Warrants and the Investor Additional Replacement Warrants or other rights to purchase Common Stock or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Investor Replacement Warrants and the Investor Additional Replacement Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Investor upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), except as otherwise provided in clause (1) of such sentence. The Investor, by its execution of this Agreement, further agrees that if the Investor transfers or assigns any of the Investor Replacement Warrants or Investor Additional Replacement Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section 1.6 as if such transferee or assignee were the original holder hereof.

2.	RESTRICTED SHARE AGREEMENTS OF THE INVESTOR

2.1
The Investor agrees to resell the Investor Warrant Shares, the Investor Replacement Warrants, the Investor Replacement Warrant Shares, the Investor Additional Replacement Warrants and the Investor Additional Replacement Warrant Shares only in accordance with the provisions of the 1933 Act and applicable state securities laws.

2.2

The Investor acknowledges and agrees that the Investor Replacement Warrants, the Investor Replacement Warrant Shares, the Investor Additional Replacement Warrants and the Investor Additional Replacement Warrant Shares are or will be “restricted securities” under the 1933 Act and all certificates representing the Investor Replacement Warrants, the Investor Replacement Warrant Shares, the Investor Additional Replacement Warrants and the Investor Additional Replacement Warrant Shares will be endorsed with the following legend in accordance with Regulation D of the Act or such similar legend as deemed advisable by the lawyers for the Investor to ensure compliance with the 1933 Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

2.3	The Investor is an “accredited investor”, as defined in Rule 501 of Regulation D of the 1933 Act.

2.4
The Investor has had full opportunity to review the Company’s filings with the SEC pursuant to the Securities Exchange Act of 1934, including the Company’s annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and additional information regarding the business and financial condition of the Company. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the securities that are the subject of this Agreement. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the securities that are the subject of this agreement and the business, properties, prospects and financial condition of the Company. The Investor has had full opportunity to discuss this information with the Investor’s legal and financial advisers prior to execution of this Agreement.

2.5
The Investors is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the securities that are the subject of this Agreement. The Investor can bear the economic risk of this investment, and was not organized for the purpose of acquiring the securities that are the subject of this Agreement.

2.6
The securities that are the subject of this Agreement will be acquired by the Investor for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities that are the subject of this Agreement.

3.	MISCELLANEOUS

3.1
Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its corporate office, at Suite 505, 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Attention: Mr. Garry L. Anselmo, President, and to the Investor at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

3.2
The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

3.3	This Agreement supersedes and replaces any other agreements, whether oral or in writing, regarding the exercise of the Investor Warrants.

3.4	This Agreement may be executed in counterpart, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

3.5
Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the Province of British Columbia.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

Number of Units Originally Purchased:	Units
Signature of Investor or
Authorized Signatory for Investor
(if Investor is not an individual):

Name of Authorized Signatory for Investor
(if Investor is not an individual):

Name of Investor:

Address of Investor:

Jurisdiction of Incorporation of Investor: (If Investor is
a Corporation)

ACCEPTED BY:
SILVERADO GOLD MINES LTD.

Signature Of Authorized Signatory:

Name of Authorized Signatory:

Position of Authorized Signatory:

Date of Acceptance:

EXHIBIT A

FORM OF REPLACEMENT WARRANT CERTIFICATE

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE UNDERLYING SECURITIES ARE RESTRICTED AND MAY NOT BE EXERCISED, OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED APPLICABLE FEDERAL (UNITED STATES), STATE AND FOREIGN SECURITIES LAWS, PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

WARRANT CERTIFICATE NO. [@]

SILVERADO GOLD MINES LTD.,
A BRITISH COLUMBIA COMPANY
REPLACEMENT COMMON STOCK PURCHASE WARRANT CERTIFICATE
DECEMBER __, 2003

THIS IS TO CERTIFY THAT, for value received, «name», of «address»«state»«country» (the “Holder”), shall have the right to purchase from SILVERADO GOLD MINES LTD., a British Columbia company (the “Company”), [NO. OF WARRANT SHARES] ([NO. OF WARRANT SHARES]) fully paid and nonassessable common shares of the Company (the “Common Shares”) at an exercise price equal to $0.20 per share (the "Exercise Price") subject to further adjustment as set forth in Section 5 of the Terms and Conditions, at any time, subject to Section 6 of the Terms and Conditions, until 5:00 P.M., Eastern time, on the 10th day of January, 2005 (the “Expiration Date”) in accordance with the terms hereof and the Terms and Conditions set forth on the reverse of this Warrant Certificate, to which the Holder by acceptance of this Warrant Certificate agrees.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered by its duly authorized officer.

SILVERADO GOLD MINES LTD.

Attest:		By:
	John R. MacKay, Secretary		Garry L. Anselmo, President

STATEMENT OF TERMS AND CONDITIONS

1.

Exercise of Warrants. This Warrant is exercisable in whole or in partial allotments of no less than 1,000 shares at the Exercise Price per Common Share payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the Common Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Common Shares so purchased. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by the Company’s Board of Directors.
NOTWITHSTANDING ANY OTHER PROVISION OF THIS WARRANT CERTIFICATE, THE HOLDER SHALL NOT BE ENTITLED TO EXERCISE ANY WARRANTS IF, AFTER GIVING EFFECT TO THE EXERCISE, THE HOLDER WILL BE THE LEGAL OR BENEFICIAL OWNER OF MORE THAN 4.9% OF THE COMMON SHARES OF THE COMPANY. THE HOLDER WILL PROVIDE TO THE COMPANY SUCH INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO ENSURE COMPLIANCE WITH THIS PROVISION.

2.
Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of Common Shares as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”).

3.
Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4.
Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.
Protection Against Dilution. The Exercise Price and the number of shares which can be purchased by the Holder upon the exercise of this Warrant shall be subject to adjustment in the events and in the manner following: (1) If and whenever the shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of shares, the Exercise Price shall be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be. (2) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company, this Warrant shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Company or of the Company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this Warrant would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this Warrant. (3) The rights of the Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this Warrant. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Company by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable. (4) The adjustments provided for herein in the subscription rights represented by this Warrant are cumulative.

6.
Limit Price Acceleration of Exercise Period. In the event that, at any time following the date that the Company shall have filed and obtained effectiveness of a registration statement registering the resale of the shares to be acquired by the holder on exercise of the warrants, the Company’s common shares shall trade at a price in excess of $0.40 per share (the “Limit Price”) for a period of 20 consecutive trading days, then the Holder shall have 15 days in which to elect whether or not to exercise the Warrants (the “Accelerated Exercise Period”). In the event the Warrants are not exercised within the Accelerated Exercise Period, they will expire and the Holder will no longer have any right to exercise the Warrants. Nothing in this Warrant Certificate will obligate the Company to file any registration statement registering the resale of the shares to be acquired by the holder on exercise of the warrants.

7.
Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment purposes and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section. The Holder understands that this Warrant and the stock purchasable hereunder constitute “restricted securities” under federal securities laws and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of this Warrant and/or the stock purchasable hereunder.
All certificates representing the Warrant Shares will be endorsed with the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”

8.
Payment of Taxes. The Company shall not be required to pay any tax or other charge imposed in connection with the exercise of this Warrant or a permissible transfer involved in the issuance of any certificate for shares issuable under this Warrant in the name other than that of the Holder, and in any such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

9.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto. COMPANY: Silverado Gold Mines Ltd., Attention: Garry L. Anselmo, President, Suite 505, 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, fax: (604) 682-3519; HOLDER: At the address set forth above.

10.

Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

SUBSCRIPTION FORM

TO: SILVERADO GOLD MINES LTD., A British Columbia company (the “Company”)
The undersigned (the “Investor”) hereby exercises the right to purchase and hereby subscribes for the number of common shares in the capital stock of SILVERADO GOLD MINES LTD. (the “Shares”) referred to in the Warrant Certificate surrendered herewith according to the terms conditions thereof and herewith makes payment by cash, certified check or bank draft of the purchase price in full for the said shares in accordance with the Warrant.
The Investor represents and warrants to the Company that:

(a)	the Investor has not offered or sold the Shares within the meaning of the United States Securities Act of 1933 (the “Securities Act”);
(b)
the Investor is acquiring the Shares for its own account for investment, with no present intention of dividing my interest with others or of reselling or otherwise disposing of all or any portion of the same;

(c)
the Investor does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(d)	the Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;
(e)	the Investor is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;
(f)	the Shares were offered to the Investor in direct communication between the Investor and the Company and not through any advertisement of any kind;
(g)	the Investor has the financial means to bear the economic risk of the investment which it hereby agrees to make.
(h)	This subscription form will also confirm the Investor’s understanding as follows:
(1)
the Shares have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to the Company to the effect that such registration is not necessary.

(2)
Only the Company can take action to register the Shares under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law, and the Company is under no obligation to do so, and does not propose to attempt to do so.

(3)
The certificates representing the Shares will be endorsed with the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”

(i)
the Investor is an “accredited investor”, as defined in Rule 501 of Regulation D of the Securities Act.
Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Investor.
DATED this _____ day of _______________ , _____.

Number of Shares Subscribed For:	Signature of Investor:

Name of Investor (please print):	Address of Investor:

EXHIBIT B

FORM OF ADDITIONAL REPLACEMENT WARRANT CERTIFICATE

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS WARRANT AND THE UNDERLYING SECURITIES ARE RESTRICTED AND MAY NOT BE EXERCISED, OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED APPLICABLE FEDERAL (UNITED STATES), STATE AND FOREIGN SECURITIES LAWS, PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

WARRANT CERTIFICATE NO. [@]

SILVERADO GOLD MINES LTD.,
A BRITISH COLUMBIA COMPANY
ADDITIONAL REPLACEMENT COMMON STOCK PURCHASE WARRANT CERTIFICATE
DECEMBER __, 2003

THIS IS TO CERTIFY THAT, for value received, «name», of «address»«state»«country» (the “Holder”), shall have the right to purchase from SILVERADO GOLD MINES LTD., a British Columbia company (the “Company”), [NO. OF WARRANT SHARES] ([NO. OF WARRANT SHARES]) fully paid and nonassessable common shares of the Company (the “Common Shares”) at an exercise price equal to $0.20 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 5 of the Terms and Conditions, at any time, subject to Section 6 of the Terms and Conditions, until 5:00 P.M., Eastern time, on the 10th day of January, 2005 (the “Expiration Date”) in accordance with the terms hereof and the Terms and Conditions set forth on the reverse of this Warrant Certificate, to which the Holder by acceptance of this Warrant Certificate agrees.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered by its duly authorized officer.

SILVERADO GOLD MINES LTD.

Attest:		By:
	John R. MacKay, Secretary		Garry L. Anselmo, President

STATEMENT OF TERMS AND CONDITIONS

1.
Exercise of Warrants. This Warrant is exercisable in whole or in partial allotments of no less than 1,000 shares at the Exercise Price per Common Share payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the Common Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Common Shares so purchased. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by the Company’s Board of Directors.
NOTWITHSTANDING ANY OTHER PROVISION OF THIS WARRANT CERTIFICATE, THE HOLDER SHALL NOT BE ENTITLED TO EXERCISE ANY WARRANTS IF, AFTER GIVING EFFECT TO THE EXERCISE, THE HOLDER WILL BE THE LEGAL OR BENEFICIAL OWNER OF MORE THAN 4.9% OF THE COMMON SHARES OF THE COMPANY. THE HOLDER WILL PROVIDE TO THE COMPANY SUCH INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO ENSURE COMPLIANCE WITH THIS PROVISION.

2.
Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of Common Shares as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”).

3.
Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4.
Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5.
Protection Against Dilution. The Exercise Price and the number of shares which can be purchased by the Holder upon the exercise of this Warrant shall be subject to adjustment in the events and in the manner following: (1) If and whenever the shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of shares, the Exercise Price shall be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be. (2) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company, this Warrant shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Company or of the Company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this Warrant would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this Warrant. (3) The rights of the Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this Warrant. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Company by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable. (4) The adjustments provided for herein in the subscription rights represented by this Warrant are cumulative.

6.
Limit Price Acceleration of Exercise Period. In the event that, at any time following the date that the Company shall have filed and obtained effectiveness of a registration statement registering the resale of the shares to be acquired by the holder on exercise of the warrants, the Company’s common shares shall trade at a price in excess of $0.40 per share (the “Limit Price”) for a period of 20 consecutive trading days, then the Holder shall have 15 days in which to elect whether or not to exercise the Warrants (the “Accelerated Exercise Period”). In the event the Warrants are not exercised within the Accelerated Exercise Period, they will expire and the Holder will no longer have any right to exercise the Warrants. Nothing in this Warrant Certificate will obligate the Company to file any registration statement registering the resale of the shares to be acquired by the holder on exercise of the warrants.

7.
Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment purposes and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section. The Holder understands that this Warrant and the stock purchasable hereunder constitute “restricted securities” under federal securities laws and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of this Warrant and/or the stock purchasable hereunder.
All certificates representing the Warrant Shares will be endorsed with the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”

8.
Payment of Taxes. The Company shall not be required to pay any tax or other charge imposed in connection with the exercise of this Warrant or a permissible transfer involved in the issuance of any certificate for shares issuable under this Warrant in the name other than that of the Holder, and in any such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

9.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto. COMPANY: Silverado Gold Mines Ltd., Attention: Garry L. Anselmo, President, Suite 505, 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, fax: (604) 682-3519; HOLDER: At the address set forth above.

10.
Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

SUBSCRIPTION FORM

TO: SILVERADO GOLD MINES LTD., A British Columbia company (the “Company”)
The undersigned (the “Investor”) hereby exercises the right to purchase and hereby subscribes for the number of common shares in the capital stock of SILVERADO GOLD MINES LTD. (the “Shares”) referred to in the Warrant Certificate surrendered herewith according to the terms conditions thereof and herewith makes payment by cash, certified check or bank draft of the purchase price in full for the said shares in accordance with the Warrant.
The Investor represents and warrants to the Company that:

(a)	the Investor has not offered or sold the Shares within the meaning of the United States Securities Act of 1933 (the “Securities Act”);
(b)	the Investor is acquiring the Shares for its own account for investment, with no present intention of dividing my interest with others or of reselling or otherwise disposing of all or any portion of the same;
(c)	the Investor does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;
(d)	the Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;
(e)	the Investor is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;
(f)	the Shares were offered to the Investor in direct communication between the Investor and the Company and not through any advertisement of any kind;
(g)	the Investor has the financial means to bear the economic risk of the investment which it hereby agrees to make.
(h)	This subscription form will also confirm the Investor’s understanding as follows:
(1)
the Shares have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to the Company to the effect that such registration is not necessary.

(2)
Only the Company can take action to register the Shares under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law, and the Company is under no obligation to do so, and does not propose to attempt to do so.

(3)
The certificates representing the Shares will be endorsed with the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.”

(i)
the Investor is an “accredited investor”, as defined in Rule 501 of Regulation D of the Securities Act.
Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Investor.
DATED this _____ day of _______________ , _____.

Number of Shares Subscribed For:	Signature of Investor:

Name of Investor (please print):	Address of Investor: